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                                                                      EXHIBIT 11

                    CNA SURETY CORPORATION AND SUBSIDIARIES
                         EARNINGS PER SHARE COMPUTATION
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    YEAR ENDED           YEAR ENDED           YEAR ENDED
                                                 DECEMBER 31, 2001    DECEMBER 31, 2000    DECEMBER 31, 1999
                                                 -----------------    -----------------    -----------------
Net Income...................................         $36,908              $53,602              $56,498
                                                      =======              =======              =======
Shares:
Weighted average shares outstanding..........          42,706               42,889               43,957
  Weighted average shares of options
     exercised...............................              38                    9                   17
                                                      -------              -------              -------
Total weighted average shares outstanding....          42,744               42,898               43,974
  Effect of dilutive options.................             194                  130                  146
                                                      -------              -------              -------
Total weighted average shares outstanding,
  assuming dilution..........................          42,938               43,028               44,120
                                                      =======              =======              =======
Earnings per share...........................         $  0.86              $  1.25              $  1.28
                                                      =======              =======              =======
Earnings per share, assuming dilution........         $  0.86              $  1.25              $  1.28
                                                      =======              =======              =======